Exhibit 99.1

Natural Order Acquisition Corporation Announces It Will Redeem Its Public Shares

Boston, MA – November 1, 2022 - Natural Order Acquisition Corporation (the “Company”) (Nasdaq: NOAC, NOACU and NOACW), a special purpose acquisition company, announced today that, due to its inability to consummate an initial business combination within the time period required by its Amended and Restated Certificate of Incorporation (“Charter”), it intends to redeem all of the outstanding shares of common stock that were included in the units issued in its initial public offering (the “Public Shares”), at a per-share redemption price, including accrued interest (net of amounts withheld for taxes) of approximately $10.07 (the “Redemption Amount”), and thereafter will dissolve and liquidate in accordance with the Charter.

Since it completed its initial public offering (“IPO”) on November 13, 2020, the Company’s management team has rigorously searched for appropriate targets, evaluated more than 75 companies, and issued several LOIs. Ultimately, the Company was not able to complete a transaction due to (a) the changing regulatory landscape around SPACs, (b) disconnect on valuations, and (c) volatility in capital markets and in deSPAC transactions, which dissuaded good companies from accessing the markets.

The Company anticipates that the Public Shares, and associated units and warrants, will cease trading on the Nasdaq Stock Market (“Nasdaq”) on November 10, 2022. As of the close of business on November 14, 2022, the Public Shares will be deemed cancelled and will represent only the right to receive the redemption amount. After November 14, 2022, the Company will cease all operations except for those required to wind up the Company’s business.

In order to provide for the disbursement of funds from the trust account, the Company will instruct the trustee of the trust account to take all necessary actions to liquidate the trust account. The proceeds of the trust account will be held in a non-interest-bearing account while awaiting disbursement to the holders of the Public Shares. Record holders may redeem their shares for their pro rata portion of the proceeds of the trust account by delivering their Public Shares to Continental Stock Transfer & Trust Company, the Company’s transfer agent. Beneficial owners of Public Shares held in “street name,” however, will not need to take any action in order to receive the redemption amount. The Redemption Amount is expected to be paid within ten business days after November 14, 2022.

The Company’s initial stockholders, including the Company’s sponsor, directors and each member of the Company’s management team, have waived their redemption rights with respect to all founder shares held by them.

There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless.

The Company expects that Nasdaq will file a Form 25 with the United States Securities and Exchange Commission (the “SEC”) to delist its securities. The Company thereafter expects to file a Form 15 with the SEC to terminate the registration of its securities under the Securities Exchange Act of 1934, as amended.

About Natural Order Acquisition Corporation

Natural Order is a blank check company organized for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization, or other similar business combination with one or more businesses or entities.

Forward-Looking Statements

This press release may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements are based on the beliefs and reasonable assumptions of management, and actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors detailed in the Company’s filings with the SEC. The Company undertakes no obligation to update any forward-looking statements after the date of this release, except as required by law.

Contact

John A. Ritacco, Jr.

Chief Financial Officer and Secretary

info@natorac.com